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                                                                                          EXHIBIT 21

                                    SUBSIDIARIES OF THE REGISTRANT



                                                           STATE OR OTHER
                                                           JURISDICTION OF                PERCENTAGE
                                                           INCORPORATION                  OWNERSHIP
                                                           -------------                  ---------
PARENT
------

Patapsco Bancorp, Inc.                                     Maryland                           --


SUBSIDIARY (1)
----------

The Patapsco Bank                                          Maryland                           100%


SUBSIDIARIES OF THE PATAPSCO BANK (1)
---------------------------------

PFSL Holding Corp.                                         Maryland                           100%

Prime Business Leasing                                     Maryland                           100%

Patapsco Financial Services, Inc.                          Maryland                           100%

----------------
(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as Exhibit 13.

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